UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2026

Lifeward Ltd.

(Exact Name of Registrant as Specified in its Charter)

Israel	001-36612	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Cabot Rd., Hudson, MA	01749
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +508.251.1154

200 Donald Lynch Blvd. Marlborough, MA 01752
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, no par value	LFWD	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

As previously disclosed, Lifeward Ltd. (the “Company”) previously entered into a Secured Promissory Note with Oramed Ltd. (the “Initial Secured Promissory Note”) pursuant to which, the Company issued to Oramed Ltd. a secured promissory note in the principal amount of $3.0 million, which remains outstanding.

On February 12, 2026, the Company entered into a Secured Promissory Note (the “Subsequent Secured Promissory Note”) with Oramed Pharmaceuticals, Inc. (“Oramed”) pursuant to which the Company issued to Oramed a secured promissory note in the initial principal amount of $525,000, which amount may be increased by up to an additional $975,000 upon the mutual consent of the parties. The Subsequent Secured Promissory Note is secured by a lien on the Company’s cash. The Subsequent Secured Promissory Note is repayable in cash, accrues interest at a rate of 24% per annum and matures on the earlier of (i) August 12, 2026 and (ii) the failure of the Company to obtain shareholder approval with respect to the transactions contemplated by the (x) Securities Purchase Agreement, dated as of January 12, 2026, by and among the Company, Oramed and the investors thereto and (y) Share Purchase Agreement, dated as of January 12, 2026, by and among the Company and Oratech Pharma, Inc. and Oramed, in each case as of the outside dates set forth therein. The Subsequent Secured Promissory Note contains customary representations, warranties and covenants limiting additional indebtedness, liens, guaranties, mergers and consolidations, substantial asset sales, investments and loans, certain corporate changes, transactions with affiliates and fundamental changes. The Subsequent Secured Promissory Note provides for events of default customary for loans of this type, including but not limited to non-payment, breaches or defaults in the performance of covenants, insolvency, bankruptcy and the occurrence of a material adverse effect on the Company. After the occurrence of an event of default, Oramed may (i) accelerate payment of all obligations, impose an increased rate of interest, and terminate its commitments under the Subsequent Secured Promissory Note and (ii) exercise any other right or remedy provided by contract or applicable law. The Company and Oramed agreed that any proceeds from the collateral shall be applied to the Company’s secured obligations, including the Initial Secured Promissory Note and Subsequent Secured Promissory Note, on a ratable basis.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Subsequent Secured Promissory Note, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifeward Ltd.
Dated: February 19, 2026	By:	/s/ Almog Adar
	Name:	Almog Adar
	Title:	Chief Financial Officer